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                                      PANAVISION
                        EXECUTIVE INCENTIVE COMPENSATION PLAN

                        AMENDED AND RESTATED OCTOBER 24, 1996
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I.   PURPOSE

     The purpose of the Panavision Executive Incentive Compensation Plan is to attract, retain and compensate key employees of Panavision Inc. (the "Company") and its incorporated and unincorporated subsidiaries, including Panavision International, L.P., who contribute materially to the management, growth and success of the business of Panavision by their ability, creativity, and diligence.

II.  ELIGIBILITY TO PARTICIPATE IN THE PLAN

     A. Participants eligible to be included in the Plan will be those employees of Panavision whose duties and responsibilities permit the individual to make a significant contribution to profits and to the future growth, development and financial success of the Company.

     B. Participants to be included in the Plan will be the Chairman and Chief Executive Officer of Panavision International, L.P. (the "Chief Executive Officer") and other employees selected by him, subject to the approval of the Company.

III. DETERMINATION OF AMOUNT AVAILABLE FOR INCENTIVE
     COMPENSATION

     A. No incentive amount will be available and no awards will be paid to Participants under the Plan for any year in which neither the Free Cash Flow target nor the EBDIT targets set forth in Appendix A are achieved.

     B. The determination of the incentive compensation amount available each year will be based on comparative measurement against required levels of performance as follows:

          1. EBDIT and Free Cash Flow will be the basis of determining the level of performance. Actual EBDIT and actual Free Cash Flow for each year will be measured against the standards set forth in Appendix A attached hereto. These standards may be revised from time to time by the Company.

          2. Incentive groups will be established, as set forth in Appendix B attached hereto, and Participants will be assigned to such groups based upon the level of responsibility of their respective positions, as determined by the Chief Executive Officer.

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          3.   The method for determination of the incentive compensation amount available for the year will be:

               (a) Determine the actual level of performance for the year under the predetermined standards as set forth in (1) above.

               (b) Calculate the aggregate amount available for incentive compensation by applying against each Participant's base salary an appropriate percentage from Appendix B which increases proportionately (i) to the extent that actual EBDIT exceeds the "minimum standard" and approaches the "mid-point standard" and (ii) to the extent that actual EBDIT exceeds the "mid-point standard" and approaches the "maximum standard." More particularly, if EBDIT for the year exceeds the "minimum standard" but does not exceed the "mid-point standard," the aggregate amount available for incentive compensation shall be equal to the sum of the products obtained by multiplying (i) the annual base salary of each Participant by (ii) a percentage equal to the product of (x) the percentage shown for mid-point performance opposite such Participant's incentive group in Appendix B multiplied by (y) a fraction (not greater than one) of which the numerator is the excess of actual EBDIT over the "minimum standard" and the denominator is the difference between the "minimum standard" and the "mid-point standard." If EBDIT for the year exceeds the "mid-point standard," the aggregate amount available for incentive compensation shall be equal to the sum of the products obtained by multiplying (i) the annual base salary of each Participant by (ii) a percentage equal to the sum of (x) the percentage shown for mid-point performance opposite such Participant's incentive group in Appendix B plus the product of (y) the difference between the percentage shown for maximum performance opposite such Participant's incentive group in Appendix B and the percentage shown for mid-point performance multiplied by (z) a fraction (not greater than one) of which the numerator is the excess of actual EBDIT over the "mid-point standard" and the denominator is the difference between the "mid-point standard" and the "maximum standard." A sample calculation is shown on Appendix C.

               (c) Notwithstanding the foregoing, if the Free Cash Flow target set forth in Appendix A is achieved in any year, the aggregate amount available for incentive compensation shall be equal to the sum of the products obtained by multiplying
                    (i) the annual base salary of each Participant by (ii) the percentage shown for maximum performance

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                    opposite such Participant's incentive group in Appendix B.
                    A sample calculation is shown on Appendix C.

     C. Annual determination of the incentive compensation amount will be made after completion of the annual audit of the Company by its independent auditors.

     D. With respect to any one year, the total amount to be distributed to the Participants may not exceed 10% of the Company's EBDIT, as defined, for such year, before providing for said amount.

IV.  ALLOCATION OF INCENTIVE AMOUNTS TO PARTICIPANTS

     A. Individual incentive awards, if any, will be completely discretionary. The fact that a percentage of a particular Participant's base salary is included in the calculation of the aggregate amount available for incentive compensation does not necessarily mean that such Participant will receive a bonus or award equal to the same percentage of the Participant's base salary. An individual's award will be determined based upon the evaluation of the individual's performance.

     B. The procedure for determining the actual incentive awards to Participants out of the total amount available for the year in question will be as follows:

          1. For the Chief Executive Officer, the amount to be awarded will be determined by the Company.

          2. For the employees other than the Chief Executive Officer, the amount to be awarded to the individual Participants will be determined by the Company after consideration of the recommendations of the Chief Executive Officer.

          3. Any undistributed portion of the total amount available for incentive compensation will be retained by the Company and not carried over to future years.

V.   PAYMENT OF INCENTIVE AWARDS

     A. The incentive compensation awarded to each Participant in accordance with Section IV above, with respect to any year, will be paid on or before the first day of the fourth month following the end of each calendar year, provided that the Participant is an employee on the date of payment.

VI.  GENERAL CONDITIONS

     A. The Company may amend, suspend or terminate the Plan at any time; provided, however, that no amendment, suspension or termination will apply to the payment

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          to any Participant of an award made prior to the effective date of such amendment, suspension or termination.

     B. Should any Participant cease to be in Panavision's service by reason of death, disability, termination, resignation, or any other reason whatsoever, neither he nor his personal representatives, heirs, executors, administrators or assigns shall be entitled to any distribution of such incentive compensation for the year of such cessation except insofar and to such extent, if any, as the Company, after consulting with the Chief Executive Officer, shall determine to be appropriate.

     C. The decision of the Company on any question concerning the interpretation or administration of this Plan or on the employees participating or entitled to participate in the Plan, or in any payment made pursuant thereto, will be final and conclusive.

VII. DEFINITIONS

     For the purpose of this Plan, the following terms have the following meanings:

          1. "Panavision" means Panavision Inc. together with its incorporated and unincorporated subsidiaries, including Panavision International, L.P.

          2. "Plan" means the Executive Incentive Compensation Plan herein established for the employees of Panavision.

          3. "Participant" means a key employee of Panavision who has been selected in accordance with paragraph B of Section II of the Plan.

          4. "Company" means Panavision Inc. a Delaware corporation, the general partner of Panavision International, L.P.

          5.   "Free Cash Flow" means EBDIT minus CAPEX.

          6. "EBDIT" means the Company's net income before taxes on income, determined in accordance with generally accepted accounting principles, and before taking into account interest expense, payments or accruals under this Plan, amortization and depreciation charges, unrealized foreign exchange translation gains or losses, and excluding those extraordinary and nonrecurring items of income and expense, if any, the exclusion of which is approved by the Company.

          7. "CAPEX" means the Company's rental based and non-rental capital expenditures net of cash received from equipment disposals and insurance

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               claims, excluding those acquisitions of businesses or assets, the exclusion of which is approved by the Company.

          8. Free Cash Flow will include the results of Lee Lighting Limited beginning January 1, 1996, regardless of the actual date the assets are purchased by Panavision International, L.P.

          9. "Base Salary" means the actual base salary paid each Participant of the Plan during the calendar year. If an individual is a Participant in the Plan for a portion of the year, only his actual base salary for such period of participation will be included.